Exhibit 99.1

Blueknight Energy Partners, L.P.

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction

On December 18, 2020, BKEP Crude, L.L.C., a wholly-owned subsidiary of Blueknight Energy Partners, L.P. (“the Partnership”), entered into a definitive agreement to sell the Partnership’s crude oil terminal business by means of a sale of all of the equity interests in a subsidiary of the Partnership for a total purchase price of $132.0 million, subject to customary adjustments and excluding crude oil linefill and inventory (the “Terminal Divestiture”). The Partnership closed the Terminal Divestiture on March 1, 2021. The Terminal Divestiture qualifies as discontinued operations as it represents a strategic shift that will have a major effect on the Partnership’s operations and financial results.

In addition, on December 20, 2020, two wholly-owned subsidiaries of the Partnership entered into a definitive agreement to sell the Partnership’s crude oil pipeline business by means of a sale of all the equity interests in certain subsidiaries of the Partnership and certain supply and marketing contracts for a total purchase price of $20.0 million, subject to customary adjustments (the “Pipeline Divestiture”) (together with the Terminal Divestiture, the “Divestitures”). The Partnership closed the Pipeline Divestiture on February 1, 2021, and filed a Current Report on Form 8-K containing unaudited pro forma condensed consolidated financial data regarding this divestiture (the “Pipeline Divestiture Form 8-K”).

The unaudited pro forma condensed consolidated financial data of the Partnership was derived from historical condensed consolidated financial statements, including the Pipeline Divestiture Form 8-K. The unaudited pro forma condensed consolidated balance sheet assumes the Divestitures occurred on September 30, 2020. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2020, and the years ended December 31, 2019 and 2018, give effect to the Divestitures as if they occurred as of January 1, 2018. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Partnership’s historical financial statements and accompanying notes.

The pro forma adjustments are based on the best information available and assumptions that management believes are factually supportable and reasonable; however, such adjustments are subject to change. In addition, such adjustments are estimates. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what the Partnership’s consolidated financial position and results of operations would have been had the Divestitures occurred on the dates indicated and is not necessarily indicative of the Partnership’s future consolidated financial position and results of operations.

The pro forma adjustments remove the Divestitures’ consolidated assets, liabilities and results of operations and also give effect to adjustments to reflect the cash proceeds and use of such proceeds from the Divestitures. The Partnership expects to use the cash proceeds to repay outstanding borrowings under its revolving credit facility.

BLUEKNIGHT ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2020
(in thousands, except unit data)

	Historical(a)	Crude Oil Pipeline Divestiture(b)	Crude Oil Terminal Divestiture(c)	Transaction Accounting Adjustments		Unaudited Pro Forma Balance Sheet

ASSETS
Current assets:
Cash and cash equivalents	$972	$21,700	$131,600	$(153,300)	(d)	$972
Accounts receivable, net	15,039	(10,783)	(238)	-		4,018
Receivables from related parties, net	1,006	-	-	-		1,006
Other current assets	7,783	(1,255)	(3,454)	-		3,074
Total current assets	24,800	9,662	127,908	(153,300)		9,070
Property, plant and equipment, net	222,881	(59,244)	(54,757)	-		108,880
Goodwill	6,728	-	-	-		6,728
Debt issuance costs, net	1,591	-	-	-		1,591
Operating lease assets	9,009	(102)	-	-		8,907
Intangible assets, net	12,029	(2,084)	(1,819)	-		8,126
Other noncurrent assets	1,047	(329)	(180)	-		538
Total assets	$278,085	$(52,097)	$71,152	$(153,300)		$143,840
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
Current liabilities:
Accounts payable	$2,281	$(345)	(333)	-		1,603
Accounts payable to related parties	837	-	-	-		837
Accrued crude oil purchases	3,668	(3,668)	-	-		-
Accrued crude oil purchases to related parties	7,425	(7,425)	-	-		-
Accrued interest payable	318	-	-	-		318
Accrued property taxes payable	3,451	(825)	(344)	-		2,282
Unearned revenue	3,874	(30)	(593)	-		3,251
Unearned revenue with related parties	2,910	-	-	-		2,910
Accrued payroll	4,794	(433)	(145)	-		4,216
Current operating lease liability	1,827	(15)	-	-		1,812
Other current liabilities	2,802	(686)	(74)	-		2,042
Total current liabilities	34,187	(13,427)	(1,489)	-		19,271
Long-term unearned revenue with related parties	4,224	-	-	-		4,224
Other long-term liabilities	927	(134)	(67)	-		726
Noncurrent operating lease liability	7,221	(78)	-	-		7,143
Long-term debt	260,592	-	-	(153,300)	(d)	107,292
Commitments and contingencies
Partners’ capital(deficit):
Common unitholders (41,198,088 units issued and outstanding)	349,160	(37,849)	71,557	-		382,868
Preferred unitholders (35,125,202 units issued and outstanding)	253,923	-	-	-		253,923
General partner interest (1.6% interest with 1,225,409 general partner units outstanding)	(632,149)	(609)	1,151	-		(631,607)
Total partners’ capital (deficit)	(29,066)	(38,458)	72,708	-		5,184
Total liabilities and partners’ capital (deficit)	$278,085	$(52,097)	$71,152	$(153,300)		$143,840

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

BLUEKNIGHT ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020
(in thousands, except unit data)

	Historical(a)	Crude Oil Pipeline Divestiture(b)	Crude Oil Terminal Divestiture(c)	Transaction Accounting Adjustments		Unaudited Pro Forma

Service revenue:
Third-party revenue	$39,935	$(1,286)	$(12,613)	$4,364	(e)	$30,400
Related-party revenue	12,945	-	-	-		12,945
Lease revenue:
Third-party revenue	27,051	-	-	-		27,051
Related-party revenue	19,239	-	-	-		19,239
Product sales revenue:
Third-party revenue	119,068	(119,068)	-	-		-
Total revenue	218,238	(120,354)	(12,613)	4,364		89,635
Costs and expenses:
Operating expense	73,066	(10,149)	(6,566)	-		56,351
Operating expense, intercompany	-	(4,364)	-	4,364	(e)	-
Cost of product sales	41,133	(41,133)	-	-		-
Cost of product sales from related party	63,671	(63,671)	-	-		-
General and administrative expense	11,008	(295)	-	-		10,713
Asset impairment expense	6,417	(2,821)	(2,266)	-		1,330
Total costs and expenses	195,295	(122,433)	(8,832)	4,364		68,394
Gain (loss) on disposal of assets	426	(56)	-	-		370
Operating income	23,369	2,023	(3,781)	-		21,611
Other income (expenses):
Other income	969	-	-	-		969
Interest expense	(8,586)	179	6	3,468	(f)	(4,933)
Income before income taxes	15,752	2,202	(3,775)	3,468		17,647
Provision for income taxes	8	-	-	-		8
Net income	$15,744	$2,202	$(3,775)	$3,468		$17,639

Allocation of net income (loss) for calculation of earnings per unit:
General partner interest in net income	$249	$35	(60)	54		278
Preferred interest in net income	$18,836	$-	-	-		18,836
Net income (loss) available to limited partners	$(3,341)	$2,167	(3,715)	3,414		(1,475)

Basic and diluted net income (loss) per common unit	$(0.08)	$0.05	$(0.09)	$0.09		$(0.03)

Weighted average common units outstanding - basic and diluted	41,072	-	-	-		41,072

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

BLUEKNIGHT ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except unit data)

	Historical(a)	Crude Oil Pipeline Divestiture(b)	Crude Oil Terminal Divestiture(c)	Transaction Accounting Adjustments		Unaudited Pro Forma

Service revenue:
Third-party revenue	$61,811	$(6,686)	$(15,362)	$5,555	(e)	$45,318
Related-party revenue	16,053	(266)	-			15,787
Intercompany revenue	-	-	(931)	931	(e)	-
Lease revenue:
Third-party revenue	41,712	-	-	-		41,712
Related-party revenue	20,443	-	-	-		20,443
Product sales revenue:
Third-party revenue	231,051	(231,051)	-	-		-
Total revenue	371,070	(238,003)	(16,293)	6,486		123,260
Costs and expenses:
Operating expense	103,289	(16,088)	(9,012)	-		78,189
Operating expense, intercompany	-	(6,486)	-	6,486	(e)	-
Cost of product sales	83,319	(83,319)	-	-		-
Cost of product sales from related party	134,162	(134,162)	-	-		-
General and administrative expense	14,095	(438)	-	-		13,657
Asset impairment expense	2,476	-	-	-		2,476
Total costs and expenses	337,341	(240,493)	(9,012)	6,486		94,322
Gain (loss) on disposal of assets	453	836	77	-		1,366
Operating income	34,182	3,326	(7,204)	-		30,304
Other income (expenses):
Other income	268	-	-	-		268
Interest expense	(15,975)	408	5	7,462	(f)	(8,100)
Income before income taxes	18,475	3,734	(7,199)	7,462		22,472
Provision for income taxes	63	(4)	-	-		59
Net income	$18,412	$3,738	$(7,199)	$7,462		$22,413

Allocation of net income (loss) for calculation of earnings per unit:
General partner interest in net income	$337	$59	$(114)	$119		$401
Preferred interest in net income	$25,115	$-	$-	$-		$25,115
Net income (loss) available to limited partners	$(7,040)	$3,679	$(7,085)	$7,343		$(3,103)

Basic and diluted net income (loss) per common unit	$(0.17)	$0.09	$(0.17)	$0.18		$(0.07)

Weighted average common units outstanding - basic and diluted	40,755	-	-	-		40,755

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

BLUEKNIGHT ENERGY PARTNERS, L.P.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2018
(in thousands, except unit data)

	Historical(a)	Crude Oil Pipeline Divestiture(b)	Crude Oil Terminal Divestiture(c)	Transaction Accounting Adjustments		Unaudited Pro Forma

Service revenue:
Third-party revenue	$58,756	$(6,384)	$(11,952)	$4,580	(e)	$45,000
Related-party revenue	22,131	(445)	-	-		21,686
Intercompany revenue	-	-	(704)	704	(e)	-
Lease revenue:
Third-party revenue	42,067	(484)	-	-		41,583
Related-party revenue	25,961	-	-	-		25,961
Product sales revenue:
Third-party revenue	235,438	(235,428)	-	-		10
Related-party revenue	482	-	-	-		482
Total revenue	384,835	(242,741)	(12,656)	5,284		134,722
Costs and expenses:
Operating expense	113,890	(19,700)	(8,261)	-		85,929
Operating expense, intercompany	-	(5,284)	-	5,284	(e)	-
Cost of product sales	126,776	(126,776)	-	-		-
Cost of product sales from related party	102,469	(102,469)	-	-		-
General and administrative expense	15,995	(589)	-	-		15,406
Asset impairment expense	53,068	(41,982)	(607)	-		10,479
Total costs and expenses	412,198	(296,800)	(8,868)	5,284		111,814
Gain (loss) on disposal of assets	149	(1,994)	52	-		(1,793)
Operating income	(27,214)	52,065	(3,736)	-		21,115
Other income (expenses):
Gain on sale of unconsolidated affiliate	2,225	-	-	-		2,225
Interest expense	(16,860)	667	-	-		(16,193)
Income before income taxes	(41,849)	52,732	(3,736)	-		7,147
Provision for income taxes	198	3	-	-		201
Net income	$(42,047)	$52,729	$(3,736)	$-		$6,946

Allocation of net income (loss) for calculation of earnings per unit:
General partner interest in net income	$(512)	$842	$(60)	$-		270
Preferred interest in net income	$25,115	$-	$-	$-		25,115
Net income (loss) available to limited partners	$(66,650)	$51,887	$(3,676)	$-		(18,439)

Basic and diluted net income (loss) per common unit	$(1.61)	$1.25	$(0.09)	$-		$(0.45)

Weighted average common units outstanding - basic and diluted	40,348	-	-	-		40,348

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

BLUEKNIGHT ENERGY PARTNERS, L.P.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed consolidated financial statements give effect to the pro forma adjustments necessary to reflect the Divestitures as if they had occurred as of January 1, 2018, in the unaudited pro forma statements of operations for the nine months ended September 30, 2020, and the years ended December 31, 2019 and 2018, and on September 30, 2020, in the unaudited pro forma balance sheet. The Partnership agreed to sell the crude oil pipeline business for $20.0 million, which was reduced by $1.5 million that was placed in an escrow account, plus $3.2 million for crude oil linefill and inventory to arrive at closing consideration of $21.7 million in cash, subject to customary post-closing adjustments. The Partnership expects to receive a portion of the escrow fund over the course of two years, but due to uncertainty of the amount to be received, a receivable is not reflected in the pro forma financials. The Partnership agreed to sell the crude oil terminal business for $132.0 million, plus $2.8 million for crude oil linefill and inventory to arrive at closing consideration of $134.8 million in cash, subject to customary post-closing adjustments.  Fees related to the crude oil terminal transaction are approximately $3.2 million.

The Partnership’s sales of the crude oil pipeline and crude oil terminal businesses were accounted for as sales of nonfinancial assets that meet the definition of a business.

2.	Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

(a)	The amounts in this column represent the historical actual financial position or results for the periods presented.

(b)	The amounts in this column represent, for the Pipeline Divestiture, actual financial position or results for the periods presented, originally reported on the Pipeline Divestiture Form 8-K.

(c)	The amounts in this column represent, for the Terminal Divestiture, actual financial position or results for the periods presented.

(d)	Represents estimated use of cash proceeds, net of transaction fees, to repay long-term debt.

(e)	Represents the elimination of intercompany services between the crude oil pipeline and crude oil terminal business as well as services provided to the crude oil pipeline business by a different business segment that can be provided to a third-party on a continuing basis.

(f)	Reflects interest expense reduction for the associated long-term debt repayment of $153.3 million, consisting of expected proceeds for both transactions less transaction fees, assuming an interest rate of approximately 3.01% for the nine months ended September 30, 2020 and 4.87% for the year ended December 31, 2019, which is based on the Company’s weighted average interest rate for the respective periods and expected interest savings.